SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

Blonder Tongue Laboratories, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One Jake Brown Road, Old Bridge, New Jersey 08857
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Resignation of Director

     On September 9, 2009, Robert E. Heaton notified the Board of Directors of the Company that he will resign as a Class I Director of the Company effective as of the date of the Board of Directors meeting to be held in September 2009, which meeting is currently scheduled to be held on September 23, 2009. Mr. Heaton noted that his decision was for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Heaton has been a director of the Company since 1998 and is a member of the Compensation, Nominating and Audit Committees of the Company’s Board of Directors. James A. Luksch, the Company's Chief Executive Officer and Chairman of the Board of Directors, expressed the Board's and the Company's thanks to Mr. Heaton for his many years of dedication and service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                  BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
     Eric Skolnik
     Senior Vice President and Chief Financial Officer

Date: September 14, 2009